PROSPECTUS SUPPLEMENT                                         File No. 333-52822
---------------------                                             Rule 424(b)(3)
(To Prospectus Supplement and Prospectus
dated January 24, 2001)
Prospectus number:      2088


                             Merrill Lynch & Co., Inc.
                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:  $15,000,000         Original Issue Date:    February 15, 2001

CUSIP Number:      59018Y GC9          Stated Maturity Date:   June 15, 2006


Interest Calculation:                  Day Count Convention:
---------------------                  ---------------------
[X]  Regular Floating Rate Note        [X]  Actual/360

[ ]  Inverse Floating Rate Note        [ ]  30/360

       (Fixed Interest Rate):          [ ]  Actual/Actual


Interest Rate Basis:
--------------------
[X]  LIBOR                             [ ]  Commercial Paper Rate

[ ]  CMT Rate                          [ ]  Eleventh District Cost of Funds Rate

[ ]  Prime Rate                        [ ]  CD Rate

[ ]  Federal Funds Rate                [ ]  Other (see attached)

[ ]  Treasury Rate

   Designated CMT Page:                Designated LIBOR Page:
        CMT Telerate Page:                  LIBOR Telerate Page:  3750
        CMT Reuters Page:                   LIBOR Reuters Page:


Index Maturity:          Three Months      Minimum Interest Rate: Not Applicable

Spread:                  0.3300%           Maximum Interest Rate: Not Applicable

Initial Interest Rate:   See Interest      Spread Multiplier:     Not Applicable
                         Reset Below


Interest Reset Dates:     Quarterly, on the 15th of every March, June, September
                          and December, commencing March 15, 2001, subject to modified following business day convention. Initial period of February 15, 2001 to March 15, 2001 set on
                          1 month Libor plus spread.

Interest Payment Dates:   Quarterly, on the 15th of every March, June, September
                          and December, commencing March 15, 2001, subject to modified following business day convention. Initial period of February 15, 2001 to March 15, 2001 set on
                          1 month Libor plus spread.

Repayment at the
Option of the Holder:      The Notes cannot be repaid prior to the Stated
                           Maturity Date.

Redemption at the
Option of the Company:     The Notes cannot be redeemed prior to the Stated
                           Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                   The Chase Manhattan Bank

Dated:                     February 8, 2001